Exhibit 12.1

December 1, 2021

RespireRx Pharmaceuticals Inc.

126 Valley Road, Suite C

Glen Rock, New Jersey 07452

Re:	Offering Statement on Form 1-A

Ladies and Gentlemen:

We have acted as counsel to RespireRx Pharmaceuticals Inc., a Delaware corporation (the “Company”), in connection with the filing of a Regulation A Offering Statement on Form 1-A (the “Offering Statement”) by the Company under the Securities Act of 1933, as amended (the “Securities Act”). The Offering Statement relates to the issuance and sale by the Company, pursuant to Rule 251(d)(3)(i)(F) of the Securities Act, of up to 375,000,000 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (“Common Stock”).

For purposes of this opinion letter, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Second Restated Certificate of Incorporation (the “Certificate of Incorporation”) and the By-Laws of the Company, each as amended to date and currently in effect, the Offering Statement, the form of subscription agreement to be entered into by and among the Company and the purchasers of the Shares (“Subscription Agreement”) and the resolutions of the Board of Directors of the Company authorizing the offering and the issuance of the Shares. We have also examined a certificate of the Secretary of the Company (the “Certificate”), and originals, or copies certified or otherwise authenticated to our satisfaction, of such corporate records and other records, agreements, instruments, certificates of public officials and documents as we have deemed necessary as a basis for the opinion hereinafter expressed and have reviewed such matters of law as we have deemed relevant hereto. As to all issues of fact material to this opinion letter, we have relied on certificates, statements or representations of public officials, of officers and representatives of the Company (including the Certificate) and of others, without any independent verification thereof.

In our examination, we have assumed: (i) the legal capacity of each natural person signing any of the documents and corporate records examined by us; (ii) the genuineness of all signatures, including electronic signatures; (iii) the authenticity of all documents submitted to us as originals; (iv) the conformity to authentic original documents of documents submitted to us as copies; (v) the truth, accuracy and completeness of the information, representations and warranties contained in the agreements, documents, instruments, certificates and records we have reviewed; and (vi) the absence of any undisclosed modifications to the agreements and instruments reviewed by us.

Based upon such examination and review, and subject to the foregoing and the other qualifications, assumptions and limitations set forth herein, it is our opinion that that the Shares have been duly authorized for issuance and, when issued and sold as contemplated in the Offering Statement and in accordance with the terms and conditions of a Subscription Agreement entered into between the Company and each of the purchasers thereof and delivered to the purchasers thereof and delivered against payment of the consideration therefor as set forth in such Subscription Agreement, will be validly issued, fully paid and non-assessable by the Company.

The foregoing opinion is limited to the General Corporation Law of the State of Delaware.

This opinion letter speaks only as of the date the Offering Statement becomes qualified under the Securities Act, and we assume no obligation to revise or supplement this opinion thereafter. This opinion letter is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein.

We hereby consent to the filing of this opinion letter as an exhibit to the Offering Statement and to being named in the Offering Statement under the caption “Interests of Named Experts and Counsel” with respect to the matters stated therein. In giving these consents, we do not admit or imply that we are “experts” within the meaning of the Securities Act or that we are in the category of persons whose consent is required under Section 7 of the Securities Act with respect to any part of the Offering Statement, including this exhibit.

Very truly yours,

FAEGRE DRINKER BIDDLE & REATH LLP

By:	/s/ Elizabeth A. Diffley
Name:	Elizabeth A. Diffley
Title:	Partner